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                                                                      EXHIBIT 24


                        [RYDER SCOTT COMPANY LETTERHEAD]


                         CONSENT OF RYDER SCOTT COMPANY

        We consent to the use on form 10-K of Sterling Gas Drilling Fund 1981 of our reserve report and all schedules, exhibits, and attachments thereto incorporated by reference of Form 10-K and to any reference made to us on Form 10-K as a result of such incorporation.

                                                        Very truly Yours,

                                                        /s/ RYDER SCOTT COMPANY
                                                            PETROLEUM ENGINEERS

                                                        RYDER SCOTT COMPANY
                                                        PETROLEUM ENGINEERS



Denver, Colorado
March 11, 1997